Calculation of Filing Fee Tables
S-3
Summit Hotel Properties, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.01 par value per share	457(o)
		Equity	Preferred Stock, $0.01 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, $0.01 par value per share	415(a)(6)	12,940,877					S-3	333-286937	05/02/2025	$ 11,084.00
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 69,050.00
Offering Note
[1]	1a. Summit Hotel Properties, Inc. is registering the following securities having an aggregate offering price of up to $500,000,000 for issuance and sale from time to time in one or more offerings by Summit Hotel Properties, Inc.: (i) an indeterminate number of shares of common stock of Summit Hotel Properties, Inc., (ii) an indeterminate number of shares of preferred stock of Summit Hotel Properties, Inc., (iii) an indeterminate principal amount of debt securities of Summit Hotel Properties, Inc., (iv) an indeterminate number of warrants of Summit Hotel Properties, Inc. to purchase common stock or preferred stock, and (v) an indeterminate number of units of Summit Hotel Properties, Inc. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of securities as may be issued upon conversion or exchange of other securities, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the stock being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. 1b. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act.

[2]	2a. This Registration Statement includes 12,940,877 unsold shares of common units previously registered on a prospectus supplement dated May 2, 2025 accompanying Registration Statement No. 333-286937. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold shares will continue to be applied to such unsold shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A